                                                              Exhibit 11.1
                                                              ------------

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)

                                                                                For the Year Ended December 31,
                                                                       ---------------------------------------------------
                                                                           1995               1994               1993
                                                                       -------------      -------------      -------------

(Loss) earnings per Common Share - Assuming No Dilution
- - -------------------------------------------------------
Net (loss) income from:
     Continuing operations                                                 $(18.6)            $ 73.0             $(32.5)
     Alltrista operations                                                    --                 --                  2.1
                                                                       -------------      -------------      -------------
Net (loss) income before cumulative effect
   of changes in accounting principles, net of tax                          (18.6)              73.0              (30.4)
Cumulative effect of changes in accounting                                   --                 --                (34.7)
   principles, net of tax
                                                                       -------------      -------------      -------------
Net (loss) income                                                           (18.6)              73.0              (65.1)
Preferred dividends, net of tax                                              (3.1)              (3.2)              (3.2)
                                                                       -------------      -------------      -------------
Net (loss) earnings attributable to common shareholders                    $(21.7)            $ 69.8             $(68.3)
                                                                       =============      =============      =============
Weighted average number of common shares
   outstanding (000s)                                                      30,024             29,662             28,712
                                                                       =============      =============      =============
(Loss) earnings per share of common stock:
     Continuing operations                                                 $(0.72)            $ 2.35             $(1.24)
     Alltrista operations                                                   --                 --                  0.07
     Cumulative effect of changes in accounting
       principles, net of tax                                               --                 --                 (1.21)
                                                                       -------------      -------------      -------------
                                                                           $(0.72)            $ 2.35             $(2.38)
                                                                       =============      =============      =============

(Loss) earnings per Share - Assuming Full Dilution
- - --------------------------------------------------
Net (loss) income                                                          $(18.6)            $ 73.0             $(65.1)
Series B ESOP Preferred dividend, net of tax                                 --                 --                 (3.2)
Adjustments for deemed ESOP cash contribution
   in lieu of Series B ESOP Preferred dividend                              (a)                 (2.4)             (a)
                                                                       -------------      -------------      -------------
Net (loss) earnings attributable to common shareholders                    $(18.6)            $ 70.6             $(68.3)
                                                                       =============      =============      =============
Weighted average number of common shares
   outstanding (000s)                                                      30,024             29,662             28,712
   Dilutive effect of stock options                                         (a)                  264              (a)
   Common shares issuable upon conversion
     of Series B ESOP Preferred stock                                       (a)                2,136              (a)
                                                                       -------------      -------------      -------------
Weighted average number shares applicable
   to fully diluted earnings per share                                     30,024             32,062             28,712
                                                                       =============      =============      =============
Fully diluted (loss) earnings per share:
     Continuing operations                                                 $(0.72)            $ 2.20             $(1.24)
     Alltrista operations                                                   --                 --                  0.07
     Cumulative effect of changes in accounting
       principles, net of tax                                               --                 --                 (1.21)
                                                                       -------------      -------------      -------------
                                                                           $(0.72)            $ 2.20             $(2.38)
                                                                       =============      =============      =============
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(a) No conversion of the Series B ESOP Convertible Preferred Stock is assumed as the effect is antidilutive.